Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Whole Foods Market Growing Your Future 401(k) Plan of our report dated November 21, 2000, with respect to the consolidated financial statements of Whole Foods Market, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 24, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/

                                            KPMG LLP




Austin, Texas
November 21, 2001